EXHIBIT 10.8

EXECUTION VERSION

GUARANTEE AGREEMENT

dated and effective as of

October 24, 2024

among

VIKING HOLDINGS LTD.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

This GUARANTEE AGREEMENT, dated as of October 24, 2024 (as amended, restated, supplemented or otherwise modified from time to time, this “Holdings Guaranty”), by and among VIKING HOLDINGS LTD, an exempted company incorporated with limited liability organized under the laws of Bermuda (“Holdings”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with any successors and permitted assigns thereto, the “Administrative Agent”) for the Secured Parties.

WITNESSETH:

WHEREAS, VIKING CRUISES LTD, an exempted company incorporated with limited liability organized under the laws of Bermuda (the “Borrower”), the Lenders party thereto from time to time, and the Administrative Agent have entered into that certain Revolving Credit Agreement, dated as of June 27, 2024 (as amended by the First Amendment on October [ ], 2024, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for extensions of credit to the Borrower; and

WHEREAS, it is a condition to the effectiveness of the First Amendment that Holdings shall have executed and delivered this Holdings Guaranty to guarantee the Obligations.

WHEREAS, Holdings will obtain benefits from the extensions of credit to the Borrower, and accordingly desires to execute this Holdings Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to enter into the First Amendment.

Accordingly, the parties hereto agree as follows:

1.	DEFINITIONS

Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless otherwise defined herein. References to this “Holdings Guaranty” shall mean this Holdings Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Holdings Guaranty as the same may be in effect at the time such reference becomes operative. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Holdings Guaranty.

2.	THE GUARANTY

(a) Guaranty of Guaranteed Obligations. Subject to the limitations set forth in clauses (g) and (h) of this Section 2, Holdings unconditionally guarantees, as a primary obligor and not merely as a surety, to the Administrative Agent, jointly and severally with the Guarantors, the due and punctual payment and performance of the Obligations (the “Holdings Guaranteed Obligations”) for the benefit of the Secured Parties. Holdings further agrees that the Holdings Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from Holdings, and that Holdings will remain bound upon its guarantee hereunder notwithstanding any such extension, or renewal of any Holdings Guaranteed Obligation. Holdings waives presentment to, demand of payment from and protest to the Borrower of any of the Holdings Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Guaranty of Payment. Holdings further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Holdings Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

(c) No Limitations. Except for termination or release of Holdings’ obligations hereunder as expressly provided for in Section 5(g) and subject to the limitations set forth in clauses (g), (h), (i) and (j) of this Section 2, the obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Holdings Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of Holdings hereunder, to the fullest extent permitted by Applicable Law and except for termination or release of Holdings’ obligations hereunder subject to and in accordance with the terms of Section 5(g), shall not be discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to Holdings under this Holdings Guaranty or any Guarantor under any Loan Document; (iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Holdings Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Holdings Guaranteed Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of Holdings or otherwise operate as a discharge of Holdings as a matter of law or equity (other than the occurrence of the Termination Date)); (vi) any illegality, lack of validity or enforceability of any Holdings Guaranteed Obligation; (vii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or its assets or any resulting release or discharge of any Holdings Guaranteed Obligation (other than the occurrence of the Termination Date); (viii) the existence of any claim, set-off or other rights that Holdings may have at any time against the Borrower, the Administrative Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and (ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or Holdings or any other guarantor or surety (other than defense of payment or performance). Holdings expressly authorizes the Secured Parties (or the Administrative Agent on behalf of the Secured Parties) to take and hold security for the payment and performance of the Holdings Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), and to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Holdings Guaranteed Obligations, all without affecting the obligations of Holdings hereunder. Holdings waives any defense based on or arising out of any defense of any Guarantor or the unenforceability of the Holdings Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Holdings or any Guarantor, other than the payment in full in cash in immediately available funds of all the Holdings Guaranteed Obligations (other than in respect of contingent indemnification obligations for which no claim has been made), the termination of all Commitments and the termination of all Letters of Credit (other than those that have been collateralized in a manner reasonably acceptable to the applicable Issuing Lender). The Administrative Agent may in accordance with the terms of the Security Agreement, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Holdings Guaranteed Obligations, make any other accommodation with the Borrower or Holdings or any Guarantor or exercise any other right or remedy available to it against the Borrower or Holdings or any Guarantor, without affecting or impairing in any way the liability of

Holdings hereunder except to the extent the Holdings Guaranteed Obligations (other than in respect of contingent indemnification obligations for which no claim has been made), the termination of all Commitments and the termination of all Letters of Credit (other than those that have been collateralized in a manner reasonably acceptable to the applicable Issuing Lender). To the fullest extent permitted by Applicable Law, Holdings waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other guarantor, as the case may be, or any security.

(d) Reinstatement. Notwithstanding the provisions of Section 5(g)(i), Holdings agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Holdings Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, Holdings or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, Holdings or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(e) Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against Holdings by virtue hereof, but subject to the limitations set forth in clause (g), (h), (i) and (j) of this Section 2, upon the failure of the Borrower or any Guarantor to pay any Holdings Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration or otherwise, Holdings hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Party in cash in immediately available funds the amount of such unpaid Holdings Guaranteed Obligation. Upon payment by Holdings of any sums to the Administrative Agent as provided above, all rights of Holdings against the Borrower or any Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 6.

(f) Information. Holdings assumes all responsibility for being and keeping itself informed of the Borrower’s and each Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Holdings Guaranteed Obligations and the nature, scope and extent of the risks that Holdings assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise Holdings of information known to it or any of them regarding such circumstances or risks.

(g) Maximum Liability. Holdings, and by its acceptance of this Holdings Guaranty, the Administrative Agent and each Secured Party hereby confirms that it is the intention of all such persons that this Holdings Guaranty and the Holdings Guaranteed Obligations of Holdings hereunder not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Holdings Guaranty and the Holdings Guaranteed Obligations of Holdings hereunder. To effectuate the foregoing intention, the Administrative Agent, the Secured Parties and Holdings hereby irrevocably agree that the Holdings Guaranteed Obligations under this Holdings Guaranty at any time shall be limited to the maximum amount as will result in the Holdings Guaranteed Obligations of Holdings under this Holdings Guaranty not constituting a fraudulent transfer or conveyance.

(h) Limitations for Holdings. Notwithstanding any other provision in this Holdings Guaranty, this Holdings Guaranty shall be limited to the net assets of Holdings at the relevant time.

3.	FURTHER ASSURANCES

Holdings agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent, from time to time, any additional instruments or documents reasonably considered necessary by the Administrative Agent to cause this Holdings Guaranty to be, become or remain valid and effective in accordance with its terms.

4.	[RESERVED]

5.	OTHER TERMS

(a) Entire Agreement. This Holdings Guaranty constitutes the entire contract between the parties relative to the specific subject matter hereof. Any other previous agreement among the parties with respect to the specific subject matter hereof is superseded by this Holdings Guaranty. Nothing in this Holdings Guaranty, expressed or implied, is intended to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Lender that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Lead Arranger, the Issuing Lenders and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Holdings Guaranty.

(b) Titles and Captions. Titles and captions of Sections and subsections in, and the table of contents of, this Holdings Guaranty are for convenience only, and neither limit nor amplify the provisions of this Holdings Guaranty.

(c) Severability of Provisions. Any provision of this Holdings Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and Holdings shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

(d) Notices. All notices and other communications provided for herein shall be (i) in writing and shall be delivered by hand or overnight courier service, (ii) mailed by certified or registered mail as follows, or (iii) via email as follows:

If to the Borrower:

Viking Cruises Ltd

5700 Canoga Avenue, Suite 200

Woodland Hills, California 91367

Attention: Contracts

Telephone No.: (818) 227-1234

Email: contracts@viking.com

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof and shall not constitute notice for any purposes hereof):

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention: Antonio Diaz-Albertini // Jonathan Jackson

Telephone No.: (212) 530-5002 // (212) 530-5503

Email: ADiaz-Albertini@milbank.com // JJackson@milbank.com

If to Holdings:

Viking Holdings Ltd

5700 Canoga Avenue, Suite 200

Woodland Hills, California 91367

Attention: Contracts

Telephone No.: (818) 227-1234

Email: contracts@viking.com

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof and shall not constitute notice for any purposes hereof):

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention: Antonio Diaz-Albertini // Jonathan Jackson

Telephone No.: (212) 530-5002 // (212) 530-5503

Email: ADiaz-Albertini@milbank.com // JJackson@milbank.com

If to Wells Fargo, as Administrative Agent:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention: Syndication Agency Services

Telephone No.: (704) 590-2706

Facsimile No.: (844) 879-5899

Email: Agencyservices.requests@wellsfargo.com

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Noah Weiss

Telephone No.: (312) 876-6527

Email: noah.weiss@lw.com

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Christopher Lueking

Telephone No.: (312) 876-7680

Email: christopher.lueking@lw.com

(e) Successors and Assigns. Whenever in this Holdings Guaranty Holdings is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by Holdings that are contained in this Holdings Guaranty shall bind and inure to the benefit of its respective permitted successors and assigns.

(f) No Waiver; Cumulative Remedies; Amendments. No failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent hereunder are cumulative and are not exclusive of any rights, powers or remedies that it would otherwise have. No waiver of any provision of this Holdings Guaranty or consent to any departure by Holdings therefrom shall in any event be effective unless the same shall be permitted by this Section 5(f), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Holdings in any case shall entitle Holdings to any other or further notice or demand in similar or other circumstances. When making any demand hereunder against Holdings, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any guarantor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any guarantor or any release of the Borrower or any guarantor shall not relieve Holdings in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against Holdings. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Neither this Holdings Guaranty nor any provision hereof may be waived, amended or modified (other than termination or release of this Holdings Guaranty pursuant to Section 5(g) or as provided in Section 11) except as provided in Section 9.08 of the Credit Agreement, as applicable to this Holdings Guaranty mutatis mutandis.

(g) Termination and Release.

(i) This Holdings Guaranty shall automatically terminate on the Termination Date.

(ii) Holdings shall automatically be released from its obligations hereunder:

(A) in connection with any sale or other disposition of all or substantially all of the assets of Holdings (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Borrower or a Restricted Subsidiary, in each case to the extent such sale or other disposition (x) does not constitute a Change of Control or (y) the Borrower receives the prior written consent of the Required Lenders in accordance with Section 9.08 of the Credit Agreement in connection therewith;

(B) upon payment in full in cash of all Obligations and termination of the Revolving Credit Commitments.

(iii) In connection with any termination or release pursuant to this Section 5(g), the Administrative Agent shall execute and deliver to the Borrower all documents that the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5(g) shall be made without recourse to or warranty by the Administrative Agent. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the execution and delivery of such documents.

(h) Counterparts; Integration; Effectiveness. This Holdings Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Holdings Guaranty constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Holdings Guaranty shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Holdings Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Holdings Guaranty. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Holdings Guaranty and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

6.	INDEMNITY; SUBROGATION AND SUBORDINATION

(a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as Holdings may have under Applicable Law (but subject to Section 6(c) hereof), the Borrower agrees that (i) in the event a payment shall be made by Holdings under this Holdings Guaranty in respect of any Holdings Guaranteed Obligation of the Borrower, the Borrower shall indemnify Holdings for the full amount of such payment and Holdings shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of Holdings shall be sold pursuant to any Security Document to satisfy in whole or in part a Guaranteed Obligation of the Borrower, the Borrower shall indemnify Holdings in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b) Contribution and Subrogation. Holdings (in such capacity, a “Contributing Guarantor”) agrees (subject to Section 2(h) and Section 6(c) hereof) that, in the event a payment shall be made by any Guarantor under any Loan Document in respect of any Holdings Guaranteed Obligation or assets of any Guarantor shall be sold pursuant to any Security Document to satisfy any Holdings Guaranteed Obligation owed to any Secured Party and such Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6(a) hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party to the Guarantee Agreement pursuant to Section 5.12(b) of the Credit Agreement, the date of the supplement thereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6(b) (or such equivalent section under the Guarantee Agreement, as applicable) shall be subrogated to the rights of such Claiming Guarantor under Section 6(a) (or such equivalent section under the Guarantee Agreement, as applicable) hereof to the extent of such payment. The provisions of this Section 6(b) shall in no respect limit the obligations and liabilities of Holdings to the Administrative Agent and the other Secured Parties, and Holdings shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by Holdings hereunder.

(c) Subordination. Notwithstanding any provision of this Holdings Guaranty to the contrary, all rights of Holdings under Section 6(a) hereof and all other rights of indemnity or subrogation of Holdings under Applicable Law or otherwise shall be fully subordinated to the Holdings Guaranteed Obligations until the occurrence of the Termination Date. Notwithstanding any payment or payments made by Holdings hereunder or any set-off or appropriation or application of funds of Holdings by any Secured Party, Holdings shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any Guarantor or any collateral security or guarantee or right of set-off held by any Secured Party for the payment of the Holdings Guaranteed Obligations until the Termination Date shall have occurred, nor shall Holdings seek or be entitled to seek any contribution or reimbursement from the Borrower or any Guarantor in respect of payments made by Holdings hereunder until the Termination Date shall have occurred. If any amount shall be paid to Holdings on account of such subrogation rights at any time prior to the Termination Date of the Holdings Guaranteed Obligations, such amount shall be held by Holdings in trust for, or in the name and on behalf of, the Administrative Agent and the other Secured Parties, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be paid to the Administrative Agent to be credited and applied against the Holdings Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. No failure on the part of the Borrower to make the payments required by Sections 6(a) and 6(b) hereof (or any other payments required under Applicable Law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to its Obligations, and the Borrower shall remain liable for the full amount of its respective Obligations.

7.	GOVERNING LAW

THIS HOLDINGS GUARANTY AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS HOLDINGS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.	JURISDICTION; CONSENT TO SERVICE OF PROCESS

(a) Submission to Jurisdiction. Holdings irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Lead Arranger, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Holdings Guaranty or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Holdings Guaranty shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Holdings Guaranty against any Loan Party or its properties in the courts of any jurisdiction.

(b) Waiver of Venue. Holdings irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Holdings Guaranty in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 5(d) hereof. Nothing in this Holdings Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

9.	WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS HOLDINGS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

10.	RIGHT OF SET-OFF

Section 9.06 of the Credit Agreement is by this reference incorporated herein, mutatis mutandis, as if set forth herein in full and shall apply to Holdings.

11.	[RESERVED]

12.	AGENCY OF BORROWER FOR HOLDINGS

Holdings hereby irrevocably appoints the Borrower as its agent for all purposes relevant to this Holdings Guaranty, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto, and the Borrower hereby accepts such appointment.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Holdings Guaranty to be executed and delivered as of the date first above written.

VIKING HOLDINGS LTD, as a guarantor

By:	/s/ Torstein Hagen
Name: Torstein Hagen
Title: Authorized Signatory

Accepted and Agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Carl Hinrichs
Name: Carl Hinrichs
Title: Executive Director

[Signature Page to Guarantee Agreement]

Acknowledged and agreed with respect to Section 6 (Indemnity; Subrogation and Subordination), Section 7 (Governing Law), Section 8 (Jurisdiction; Consent to Service of Process), Section 9 (Waiver of Jury Trial), Section 11 (Right of Setoff), and Section 12 (Agency of Borrower for Holdings):

VIKING CRUISES LTD, as Borrower

By:	/s/ Torstein Hagen
Name: Torstein Hagen
Title: Authorized Signatory